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Exhibit 8.1

March 5, 2003

Grupo TMM, S.A.
TMM Holdings, S.A. de C.V.
Avenida de la Cúspide, No. 4755
Colonia Parques del Pedregal
14010 Mexico, D.F.

  Re:
  Grupo TMM S.A.
  TMM Holdings, S.A. de C.V.
   Registration on Form F-4 (No. 333-103268)

Ladies and Gentlemen:

        We have acted as special Mexican Tax Counsel to Grupo TMM, S.A., a sociedad anónima organized under the laws of Mexico (the "Company") and TMM Holdings, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico and a wholly owned subsidiary of the Company (the "Guarantor"), in connection with the filing by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission"), of the registration statement (File No. 333-103268) on Form F-4 (the Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act") of certain warrants to purchase up to an aggregate amount of 9,728,125 American Depositary Shares of the Company (the "Warrants") to be issued in accordance with a Warrant Agreement (the "Warrant Agreement") between the Company and The Bank of New York, as warrant agent.

        We understand that this opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form F-4 as filed on February 18, 2003 under the Act, Amendment No. 1 thereto filed with the Commission on February 24, 2003 and Amendment No. 2 thereto filed with the Commission on March 5, 2003 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Warrant Agreement filed as Exhibit 4.27 to the Registration Statement; and (iii) the form of the Warrants included in the Warrant Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Guarantor and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies and the authenticity of the originals of such latter documents. In making our examination of all such documents, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others.

        Our opinions set forth below are limited to the laws of Mexico.

        In rendering this opinion, we have assumed, without independent investigation, that the Warrants or the Warrant Agreement have been authorized by all necessary corporate and stockholder action on the part of the Company and the Guarantor.

        Based upon the foregoing, we are of the opinion that:

        1.    The statements in the Registration Statement set forth under the heading "Material Mexican Federal Income Tax Considerations" are, to the extent they concern matters of law or legal conclusions, correct in all material respects and that such statements constitute our opinion.

        2.    Other than as described in the Registration Statement, under the current laws and regulations of Mexico, non-residents of Mexico receiving and exercising Warrants will not be subject to Mexican income, withholding or other taxes under the laws and regulations of Mexico and are otherwise free and clear of any other tax, duty withholding or deduction in Mexico and without the necessity of obtaining any governmental authorization in Mexico.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm under the captions "Legal Matters" and "Material Mexican Federal Income Tax Considerations" in the Registration Statement.

Very truly yours,

/s/ ORTIZ, SAINZ Y ERREGUERENA, S.C. Ortiz, Sainz y Erreguerena, S.C.

By:	Mauricio Bravo Fortoul Partner

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  Exhibit 8.1